Exhibit 10.7

NEITHER CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES INTO WHICH THIS CONVERTIBLE PROMISSORY NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

Convertible Promissory Note

$__________	__________ (the “Loan Date”)

For Value Received, 20/20 Biolabs, Inc., a Delaware corporation (the “Company”), promises to pay to _________ (the “Holder”), who is recorded in the books and records of the Company as having subscribed to this convertible promissory note (this “Note”) pursuant to a subscription agreement between the Company and the Holder (the “Subscription Agreement”), the principal amount set forth above, together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below. This Note is issued as part of a series of similar convertible promissory notes issued by the Company pursuant to Regulation Crowdfunding (collectively, the “Crowdfunding Notes”) to qualified purchasers through PicMii Crowdfunding LLC (collectively, the “Investors”).

1. Repayment. Unless otherwise converted as provided herein, all unpaid principal, together with all unpaid and accrued interest payable hereunder, shall be due and payable after the Maturity Date (as defined below).

2. Interest Rate. Interest shall accrue on the outstanding principal amount hereof from the Loan Date until payment in full at the rate of fifteen percent (15%) per annum or the maximum rate permissible by Maryland law, whichever is less. Such interest shall be calculated based on a 365-day year for the actual number of days elapsed.

3. Maturity Date. Unless this Note has been converted as provided herein, the entire outstanding principal balance and all unpaid accrued interest shall be repaid to the Holder within ninety (90) days of written demand from the Holder; provided, however, that such written demand may not occur prior to the date that is twenty-four (24) months from Loan Date (the “Maturity Date”).

4. Prepayment. The Company may not prepay this Note prior to the Maturity Date without the written consent of Investors holding a majority of the principal amount of the Crowdfunding Notes then outstanding (the “Majority Holders”).

5. Application of Payments. Any payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereunder.

6. Conversion.

(a) Automatic Conversion Upon Stock Exchange Listing. If, prior to repayment or conversion of this Note, the Company’s (or a successor to the Company’s) shares are listed on a national securities exchange, including, without limitation, through a firm underwritten initial public offering, merger, reverse merger, or direct-listing (the “Public Company Stock”), all of the principal and accrued interest then outstanding under this Note shall be automatically converted, without any action by the Holder, into a number of shares of Public Company Stock equal to the number that results from the following equation: dividing (i) all of the principal and accrued interest then outstanding under this Note by (ii) a conversion price equal to (A) eighty percent (80%) of the price per share of the Public Company Stock sold to the public by the underwriters at the closing of the initial public offering, or (B) in the event of a merger, reverse merger, or direct-listing, the volume weighted average price of the Public Company Stock during the five (5) trading days following such merger, reverse merger, or direct-listing. For the avoidance of doubt, the Company’s planned merger with Longevity Health Holdings, Inc. and any similar business combination will constitute a merger for purposes of this provision and will trigger the automatic conversion of this Note as described herein.

(b) Conversion Upon Qualified Financing. If, prior to repayment or conversion of this Note, the Company consummates a financing transaction whereby any equity or equity-linked securities of the Company are sold to investors in exchange for cash in which the Company receives gross proceeds of at least four million dollars ($4,000,000) (including the conversion of the Notes) (a “Qualified Financing”), then effective upon the closing of the Qualified Financing, all of the principal and accrued interest then outstanding under this Note shall be automatically converted, without any action by the Holder, into a number of shares or units, as applicable, that were sold in such Qualified Financing at a conversion price equal to eighty percent (80%) of the price per share or unit, as applicable, sold in such Qualified Financing.

(c) Optional Conversion at non-Qualified Financing. If, prior to repayment or conversion of this Note, the Company consummates a financing transaction whereby any equity or equity-linked securities of the Company are sold to investors in exchange for cash in a transaction that does not constitute a Qualified Financing, then the Majority Holders shall have the option to treat such equity financing as a Qualified Financing on the same terms set forth herein.

7. Default. Each of the following events shall be an “Event of Default” by the Company hereunder:

(a) Failure to Pay. The Company (i) fails to pay (x) any of the principal or interest on the date the same becomes due and payable or (y) any other payment required under the terms of this Note on the date the same becomes due and payable or (ii) otherwise fails to perform as required under the terms of this Note, and such failure to pay or perform is not cured within ten (10) business days after the Company has received written notice from the Holder of the Company’s failure to pay or perform.

(b) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (vii) take any action for the purpose of effecting any of the foregoing.

(c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered, or such case or proceeding shall not be dismissed or discharged within twenty (20) days of commencement.

8. Rights of Holder Upon Default. Upon the occurrence or existence of any Event of Default hereunder (other than an Event of Default referred to in Sections 7(b) or 7(c) hereof) and at any time thereafter, the Holder may declare all outstanding principal and interest payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 7(b) or 7(c) hereof, immediately and without notice, all outstanding principal and interest payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default hereunder, the Holder may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

9. Transfer Rights. Holder may not transfer this Note to a third party without the prior written consent of the Company, except with respect to estate planning transfers. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

10. Successors and Assigns. Subject to the restrictions on transfer described above, the rights and obligations of the Company and the Holder shall be binding upon and benefit the respective successors, assigns, heirs, administrators and transferees of the Company or the Holder, as applicable.

11. Modification; Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Majority Holders.

12. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, personal delivery, facsimile transmission or electronic mail (with receipt of successful and full transmission) at the respective addresses, facsimile number or electronic mail addresses of the Company and the Holder set forth in the Subscription Agreement, or at such other address as the Company and the Holder shall have furnished to one another in writing. Notice shall conclusively be deemed to have been given when received.

13. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

14. Parity with Other Notes. The Company’s repayment obligation to the Holder under this Note shall be on parity with the Company’s obligation to repay all Crowdfunding Notes. In the event that the Company is obligated to repay the Crowdfunding Notes and does not have sufficient funds to repay the Crowdfunding Notes in full, payment shall be made to the Investors on a pro rata basis. The preceding sentence shall not, however, relieve the Company of its obligations to the Holder hereunder.

IN WITNESS WHEREOF, the Company has executed this Note on the date first above written.

20/20 Biolabs, Inc.

By:
Name:	Jonathan Cohen
Title:	Chief Executive Officer

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